EXHIBIT 23(a)


                                                                 Exhibit 23(a)


CONSENT OF WARNER, NORCROSS & JUDD


  We consent to the reference in the Form S-4 Registration Statement of Old Kent Financial Corporation to our opinion dated January 20, 1994, regarding the legality of the securities being registered pursuant to the Registration Statement, and to our opinion dated January 20, 1994, regarding certain tax matters. We consent to the inclusion of such opinions as Exhibits to the Registration Statement, and to the use of our name and the statements made regarding us appearing under the heading "Legal Opinions."


                                      WARNER, NORCROSS & JUDD



Dated:  January 20, 1994               By  /s/ Gordon R. Lewis
                                           Gordon R. Lewis, a Partner